Exhibit 23.3

1043 DP Amsterdam
P.O. box 58110
1040 HC Amsterdam
Telephone +31 (20) 5824000
Telefax +31 (20) 5824024

                                                                        Deloitte
                                                                        & Touche

Date                                                          Reference
December 29, 2000                                             L.J. van den Dries

Independent auditors' consent

We consent to the incorporation by reference in this Registration Statement of Koninklijke Ahold N.V. on Form F-3 and Form S-3 of our report dated March 7, 2000 appearing in the annual report on Form 20-F of Koninklijke Ahold N.V. for the year ended January 2, 2000.

We also consent to the reference to us under the heading "Experts".


Amsterdam, The Netherlands

/s/  Deloitte & Touche, accountants














                 Deloitte & Touche Accountants is a Partnership
                      of private (professional) companies.

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Deloitte
Touche
Tohmatsu
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